Exhibit 3.3

FLORIDA DEPARTMENT OF STATE

Division of Corporations

January 26, 2024

FLORIDA FILING & SEARCH SERVICES, INC.

TALLAHASSEE, FL 32302

Re: Document Number P22000076040

The Articles of Amendment to the Articles of Incorporation of WEB3 CORPORATION which changed its name to HELIO CORPORATION, a Florida corporation, were filed on January 22, 2024.

Should you have any questions regarding this matter, please telephone (850) 245- 6050, the Amendment Filing Section.

Annette Ramsey OPS
Division of Corporations	Letter Number: 724A00001714

Account number: FCA000000015	Amount charged: 35.00

www.sunbiz.org

Division of Corporations - P.O. BOX 6327 -Tallahassee, Florida 32314

FILED

2024 JAN 22 PM 1:22

SECRETARY OF STATE

TALLAHASSEE FLORIDA

Articles of

Amendment

to

Articles of Incorporation

of

Web3 Corporation

(Name of Corporation as currently filed with the Florida Dept. of State)

P200007606040

(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation:

A.	If amending name, enter the new name of the corporation:

Helio Corporation	The new

name must be distinguishable and contain the word “corporation,” “company,” or “Incorporated” or the abbreviation “Corp., ” “Inc.,” or Co.” or the designation “Corp, ” “Inc, ” or “Co.”. A professional corporation name must contain the word “chartered,” “professional association, “or the abbreviation “P.A.”

B.	Enter new principal office address, If applicable:	2448 Sixth Street
(Principal office address MUST BE A STREET ADDRESS)		Berkeley, CA 94710

C.	Enter new mailing address, if applicable:	2448 Sixth Street
(Mailing address MAY BE A POST OFFICE BOX)		Berkeley, CA 94710

D.	If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent	James S. Byrd
1452 N US Hwy 1, Suite 123
(Florida street address)

New Registered Office Address: Ormond Beach.	Florida. 32174
(City)	(Zip Code)

New Registered Agent’s Signature, ff changing Registered Agent:

I hereby accept the appointment as registered, I am familiar with and accept the obligations of the position.

/s/ James Byrd
Signature of New Registered Agent, if changing

Check if applicable

☒	The amendment(s) is/are being filed pursuant to s.607.0120 (11)(e) , F.S.

If amending the Officers and/or Directors, enter the title and name or each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by first letter of the office title:

P == President; V= Vice President: T= Treasurer; S= Secretary; D= Director; 1R= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO =Chief Financial Officer. If on officer/director holds more than one title, list the first letter of each office held President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PS’T and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe

X Remove		Mike Jones

X Add		Sally Smith

Type of Action	Title
(Check One)

1)	_Change	D	Jim Byrd	6901 TPC Drive
	_ Add			Suite 200
	X Remove			Orlando, FL 32822

2)	_Change	PSTD	Andre Forde	6901 TPC Drive
	_ Add			Suite 200
	X Remove			Orlando, FL 32822

3)	_Change	D	William Mobley	6901 TPC Drive
	_ Add			Suite 200
	X Remove			Orlando, FL 32822

4)	_Change	DPST	Gregory T. Delory	2448 Sixth Street
x Add
	__ Remove			Berkeley, CA 94710

5)	_Change	D	Joseph T. Pitman	2448 Sixth Street
x Add
	__ Remove			Berkeley, CA 94710

6)	_Change	D	Paul S. Turin	2448 Sixth Street
x Add
	__ Remove			Berkeley, CA 94710

E.	If amending or adding additional Articles, enter change(s) here:

(Attach additional sheets, if necessary). (Be specific)

Addition to Article IV.

1.	The Company is authorized to issue $10,000,000 (Ten Million Dollars) Class A Preferred Stock at .01 par value.

2.	The Company is authorized to issue up to 10 million shares of Class B Common Stock, which shall carry voting rights at a ratio of 10 votes for each Class B Common Share issued. (l0xl compared to Class A Common).

F.	If an amendment provides for an exchange. reclassification, or cancellation of Issued shares, provisions for implementing the amendment if not contained In the amendment itself:

(if not applicable, indicate N/A)

The date of each amendment(s) adoption:                                                           , if other than the date this document was signed.

Effective date if applicable:
(no more than 90 days after amendment file date)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document’s effective date on the Department of State’s records.

Adoption of Amendment(s)                     (CHECK ONE)

☒	The amendment(s) was/were adopted by the incorporators, or board of directors without shareholder action and shareholder action was not required.

☐	The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐	The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

“The number of votes cast for the amendment(s) was/were sufficient for approval

by                                                                                                           ,”

(voting group)

Dated	January 22, 2024

Signature	/s/ Gregory Delory
(By a director, president, or other officer – if directors or officers have not been selected, by an incorporator-if in the hands of a receiver, trust, or other court appointed fiduciary by that fiduciary)

Gregory T. Delory
(Typed or printed name of person signing)

Director and Chief Executive Officer
(Title of person signing)

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